EXHIBIT 10.1

CLEARFIELD, INC.

2022 STOCK COMPENSATION PLAN

1.	Purpose; Definitions.

The purpose of the this 2022 Stock Compensation Plan (the “Plan”) is to enable Clearfield, Inc. (the “Company”), and its Subsidiaries, and Affiliates, to attract, retain, and reward employees, directors and service providers and to strengthen the mutuality of interests between them and the Company’s shareholders, by offering stock options and/or other equity-based incentives. This Plan will supersede and replace the Company’s 2007 Stock Compensation Plan as of the Effective Date. No further awards may be granted under the Company’s 2007 Stock Compensation Plan as of the Effective Date.

In addition to definitions that may be contained elsewhere in the Plan, for purposes of the Plan, the following terms shall be defined as set forth below:

(a)           “Affiliate” means any entity other than the Company and its Subsidiaries that is designated by the Board as a participating employer under the Plan, provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

(b)           “Award” means any Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, or Other Stock-Based Award granted pursuant to the provisions of the Plan.

(c)           “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder and signed by both the Company and the Participant.

(d)           “Board” means the Board of Directors of the Company.

(e)           “Cause” means, with respect to a termination of employment or service with the Company, a Subsidiary or an Affiliate, a termination of employment or service due to a Participant’s dishonesty, fraud, insubordination, willful misconduct, refusal to perform services (for any reason other than illness or incapacity) or materially unsatisfactory performance of the Participant’s duties for the Company; provided, however, that if the Participant and the Company have entered into an employment agreement or consulting agreement which defines the term Cause, then the term Cause shall be defined in accordance with such agreement or policy, as amended from time to time and as applicable, with respect to any Award granted to the Participant on or after the effective date of the respective agreement or policy. The Committee shall determine in its sole and absolute discretion whether Cause exists for purposes of the Plan.

(f)            “Change in Control” shall have the meaning set forth in Section 11(b) below.

(g)           “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(h)           “Committee” means the Committee referred to in Section 2 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board. Where the Board has retained administrative authority with respect to the Plan, references herein to the “Committee” shall refer to the Board.

(i)            “Company” means Clearfield, Inc., a corporation organized under the laws of the State of Minnesota, or any successor corporation.

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(j)            “Disability” means disability as determined under procedures established by the Committee for purposes of the Plan or, as applied to Incentive Stock Options, as defined in Section 22(e)(3) of the Code.

(k)           “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(l)            “Fair Market Value” means as of any given date, unless otherwise determined by the Committee in good faith, the closing bid price of the Stock as reported in the over-the-counter market or, if the Stock is then traded on NASDAQ or a national or regional securities exchange, the closing price of the Stock on NASDAQ or such exchange.

(m)          “Good Reason” shall mean the occurrence of any of the following events that the Company, a Subsidiary or an Affiliate fails to cure within ten (10) days after receiving written notice thereof from the Participant (which notice must be delivered within thirty (30) days of the Participant becoming aware of the applicable event or circumstance): (i) assignment to the Participant of any duties inconsistent in any material respect with the employee’s authority, duties or responsibilities or inconsistent with the Participant’s legal or fiduciary obligations; (ii) any material reduction in the Participant’s compensation or substantial reduction in the Participant’s benefits taken as a whole; (iii) any travel requirements materially greater than the Participant’s travel requirements prior to the Change of Control; (iv) any office relocation of greater than fifty (50) miles from the Participant’s then current office; or (v) any breach of any material term of any employment agreement between the Company and the Participant.

(n)           “Incentive Stock Option” means any Stock Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

(o)           “Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(p)           “Other Stock-Based Award” means an Award under Section 10 below that is valued in whole or in part by reference to, or is otherwise based on, Stock.

(q)           “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting of an Award, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(r)            “Participant” means any person who is selected by the Committee to receive an Award under the Plan and who is an employee (including an officer), a member of the Board, or an independent contractor, consultant or other service provider of the Company or of any Subsidiary or Affiliate.

(s)           “Performance Goals” means the specified performance goals which have been established by the Committee in connection with an Award.

(t)            “Performance Period” means the period during which Performance Goals must be achieved in connection with an Award.

(u)           “Performance Share” means a right to receive a fixed number of shares of Stock, or the cash equivalent, which is contingent on the achievement of certain Performance Goals during a Performance Period.

(v)           “Performance Unit” means a right to receive a designated dollar value, or shares of Stock of the equivalent value, which is contingent on the achievement of Performance Goals during a Performance Period.

(w)          “Plan” means this Clearfield, Inc. 2022 Stock Compensation Plan, as hereafter amended from time to time.

(x)           “Restricted Period” means period of time beginning with the date a Restricted Stock Award is granted and ending when the Restricted Stock is forfeited or when all conditions for vesting are satisfied.

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(y)           “Restricted Stock” means Stock subject to certain restrictions, as determined by the Committee, and granted pursuant to Section 7 hereunder.

(z)           “Restricted Stock Unit” means the right to receive a fixed number of shares of Stock, or the cash equivalent, granted pursuant to Section 8 hereunder.

(aa)         “Stock” means the common stock, $.01 par value per share, of the Company.

(bb)        “Stock Appreciation Right” or “SAR” means the right to receive a payment in cash or Stock as determined by the Committee.

(cc)         “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5 below. A Stock Option may be an Incentive Stock Option or a Nonqualified Stock Option.

(dd)        “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of an Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.	Administration.

The Plan shall be administered by a Committee of not fewer than two members of the Board who are (a) “independent,” within the meaning of the rules of the Nasdaq Stock Market, and (b) “non-employee directors,” as defined in Rule 16b-3 of the Exchange Act, who shall be appointed by the Board and serve at the pleasure of the Board. The functions of the Committee specified in the Plan shall be exercised by the Board, if and to the extent that no Committee exists that has the authority to so administer the Plan, or to the extent that the Board retains authority to administer the Plan under specified circumstances. As to the selection of and grants of Awards to persons who are not subject to Sections 16(a) and 16(b) of the Exchange Act, the Committee may delegate any or all of its responsibilities to members of the Company’s administration. The grants of Awards and determination of the terms thereof to persons who are subject to Sections 16(a) and 16(b) of the Exchange Act shall be made in a manner that satisfies the requirements of Rule 16b-3 under the Exchange Act, or any successor rule.

The Committee shall have full power and authority, consistent with the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may be adopted by the Board:

(a)           to select the Participants whom Awards may from time to time be granted hereunder;

(b)           to determine the type or types of Awards to be granted to Participants hereunder;

(c)           to determine the number of shares of Stock to be covered by each Award granted hereunder:

(d)           to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder;

(e)           to determine whether, to what extent, and under what circumstances an Award may be settled in cash, Stock or other property or canceled or suspended;

(f)            to determine whether, to what extent, and under what circumstances cash, Stock, and other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant;

(g)           to interpret and administer the Plan and any instrument or agreement entered into thereunder;

(h)           to establish such rules and regulations and appoint such agents as it shall deem appropriate for proper administration of the Plan; and

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(i)            to make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

Members of the Board and of the Committee acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross negligence or willful misconduct in the performance of their duties.

Decisions of the Committee shall be made in the Committee’s sole discretion and shall be final, conclusive, and binding on all persons, including the Company, any Participant, any shareholder, and any employee of the Company or any Subsidiary, or Affiliate.

3.	Stock Subject to Plan.

The total number of shares of Stock reserved and available for distribution under the Plan shall be 600,000 shares of Stock, plus the number of shares of Stock remaining for grant and delivery under the Company’s 2007 Stock Compensation Plan as of the Effective Date, plus any shares of Stock subject to outstanding awards under the 2007 Stock Compensation Plan as of the Effective Date that are forfeited, cancelled or settled for cash. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

Subject to the possible adjustments described in this Section 3, the total number of shares of Stock reserved and authorized for issuance upon exercise of Incentive Stock Options shall be 600,000 shares of Stock, plus any shares of Stock subject to outstanding awards under the 2007 Stock Compensation Plan as of the Effective Date that are forfeited, cancelled or settled for cash. To the extent that such shares are not used for Incentive Stock Options, they shall be available for other Awards to be granted under the Plan.

In any one calendar year, the Committee shall not grant to any non-employee director an Award with a value in excess of $500,000 (calculated as of the date of grant in accordance with applicable financial accounting rules).

If any shares of Stock subject to an Award are not issued to a Participant because a Stock Option or SAR is not exercised or an Award is otherwise forfeited or any such Award otherwise terminates without a payment being made to the Participant in the form of Stock, such shares shall again be available for distribution in connection with future Awards under the Plan. For the avoidance of doubt, the following shares of Stock may not again be made available for issuance under the Plan: (i) shares of Stock not issued or delivered as a result of the net settlement of an outstanding Stock Option or Stock Appreciation Right, (ii) shares of Stock used to pay the exercise price or withholding taxes related to an outstanding Stock Option or Stock Appreciation Right, or the withholding taxes related to any other outstanding Award, or (iii) shares of Stock repurchased on the open market with the proceeds of the exercise price of a Stock Option.

In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, Stock split, or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and exercise price of shares subject to outstanding Stock Options granted under the Plan, and in the number of shares subject to other outstanding Awards granted under the Plan as may be determined to be appropriate by the Board, in its sole discretion, provided that the number of shares subject to any Award shall always be a whole number. Any such adjusted exercise price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

4.	Eligibility.

Participants selected by the Committee shall be eligible for the grant of Awards under the Plan, but no Participant shall have the right to be granted an Award under the Plan merely as a result of his or her status as an employee, member of the Board, or service provider.

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5.	Stock Options.

Stock Options may be granted alone, in addition to, or in tandem with other Awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options. Stock Options may be issued with or without Stock Appreciation Rights.

Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a)           Exercise Price. Except as provided in Section 5(i), the exercise price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than 100% of the Fair Market Value of the Stock on the date of grant.

(b)           Stock Option Term. Except as provided in Section 5(i) hereof, the term of each Stock Option shall be fixed by the Committee.

(c)           Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant; provided, however, that, except as provided in Sections 5(f), (g), and (h) and Section 11, unless otherwise determined by the Committee at or after grant, no Stock Option shall be exercisable prior to the first anniversary date of the granting of the Stock Option. If the Committee provides, in its sole discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.

(d)           Method of Exercise. Subject to Section 5(c), Stock Options may be exercised in whole or in part at any time during the Stock Option period. Payment of the exercise price may be made by one of the following methods (as approved by the Board or the Committee): (i) by cash, certified or cashier’s check, note, bank draft, money order; (ii) by delivery of Stock owned by the Participant for the requisite period prior to the exercise of the Stock Option necessary to avoid a charge to the Company’s earnings for financial reporting purposes (based on the Fair Market Value of the Stock on the date the Stock Option is exercised, as determined by the Committee), provided that the Committee may require the Participant to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the Company incurring any liability under Section 16(b) of the Exchange Act; or (iii) by any other instrument or method as the Board or the Committee may accept including, but not limited to, (A) a “net” exercise pursuant to which the Company will reduce the number of shares of Stock delivered upon exercise of the Stock Option by an amount equal to the largest number of whole shares of Stock with a Fair Market Value that does not exceed the aggregate exercise price of the Stock Option plus all applicable federal, state and local income, employment, excise, foreign and other taxes required to be withheld by the Company by reason of such exercise, and (B) a “cashless” exercise sale and remittance procedure pursuant to which the Participant shall concurrently provide irrevocable instructions (I) to a brokerage firm approved by the Board or the Committee to effect the immediate sale of the Stock subject to the Stock Options and remit to the Company out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the Stock Options plus all applicable federal, state and local income, employment, excise, foreign and other taxes required to be withheld by the Company by reason of such exercise and (II) to the Company to deliver the certificates for the purchased shares of Stock directly to such brokerage firm in order to complete the sale.

(e)           Nontransferability of Stock Options. Subject to Section 5(i) hereof, unless otherwise provided in the related Award Agreement, no Stock Option shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable during the Participant’s lifetime only by the Participant.

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(f)            Termination by Death. Subject to Section 5(i), if a Participant’s employment by the Company or any Subsidiary, Parent or Affiliate terminates by reason of death, any Stock Option held by such Participant may thereafter be exercised, to the extent such Stock Option was exercisable at the time of death or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), by the legal representative of the Participant’s estate or by any person who acquired the Stock Option by will or the laws of descent and distribution, for a period of one (1) year (or such other period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(g)           Termination by Reason of Disability. Subject to Section 5(i), if a Participant’s employment by the Company or any Subsidiary, Parent, or Affiliate terminates by reason of Disability, any Stock Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), until the expiration of the stated term of such Stock Option (unless otherwise specified by the Committee at the time of grant); provided, however, that, if the Participant dies prior to such expiration (or within such other period as the Committee shall specify at grant), any unexercised Stock Option held by such Participant shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one (1) year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(h)           Other Termination of Employment. Subject to Section 5(i), unless otherwise determined by the Committee (or pursuant to procedures established by the Committee) at or after grant, if a Participant’s employment by the Company or any Subsidiary, Parent, or Affiliate terminates for any reason other than death or Disability, the Stock Option shall be exercisable, to the extent otherwise then exercisable, for the lesser of three (3) months from the date of termination of employment or the balance of such Stock Option’s term. Notwithstanding the foregoing, if a Participant’s employment by the Company or any Subsidiary, Parent, or Affiliate terminates for Cause or the Participant voluntarily terminate employment within ninety (90) days after the occurrence of an event which would be grounds for termination of employment or other service by the Company for Cause (without regard to any notice or cure period requirement), any Stock Option held by the Participant at the time of such termination shall be deemed forfeited and expired immediately upon the date of such termination, regardless of vested status.

(i)            Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Participant(s) affected, to disqualify any Incentive Stock Option under such Section 422. To the extent required for “incentive stock option” status under Section 422 of the Code (taking into account applicable Internal Revenue Service regulations and pronouncements and court decisions), the Plan shall be deemed to provide as follows:

(i)             Incentive Stock Options may be granted only to employees of the Company or any Parent or Subsidiary of the Company.

(ii)            The exercise price of any Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock as of the date of grant (one hundred ten percent (110%) for a Participant who owns stock possessing more than ten percent (10%) of the voting power of all classes of stock of the Company or of a Parent or Subsidiary).

(iii)           The maximum term of exercise for any Incentive Stock Option shall not exceed ten (10) years (five (5) years in the case of a Participant who owns stock possessing more than ten percent (10%) of the voting power of all classes of stock of the Company or of a Parent or Subsidiary).

(iv)           Incentive Stock Options shall not be transferable by the Participant otherwise than by will or the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by the Participant.

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(v)            If a Participant’s employment is terminated by reason of death or Disability and the portion of any Incentive Stock Option that becomes exercisable during the post-termination period specified in Section 5(f) or (g) hereof exceeds the $100,000 limitation contained in Section 422(d) of the Code, such excess shall be treated as a Nonqualified Stock Option.

(vi)           If the exercise of an Incentive Stock Option is accelerated by reason of a Change in Control, any portion of such option that exceeds the $100,000 limitation contained in Section 422(d) of the Code shall be treated as a Nonqualified Stock Option.

(vii)          Stock Options designated as Incentive Stock Options will not be eligible for treatment under the Code as “incentive stock options” and will instead be treated as Nonqualified Stock Options if the aggregate Fair Market Value of the shares of Stock (determined at the time such Incentive Stock Option is granted) with respect to such Stock Options that are exercisable for the first time in any calendar year (under all incentive stock option plans of the Company) exceeds the $100,000 limitation contained in Section 422(d) of the Code.

(j)            No Tandem Stock Options. Stock Options consisting of both an Incentive Stock Option and a Nonqualified Stock Option shall not be granted under the Plan.

6.	Stock Appreciation Rights.

(a)           Grant and Exercise. Stock Appreciation Rights may be granted either alone (“Freestanding SAR”) or in addition to other Awards granted under the Plan and may, but need not, relate to all or part of any Stock Option granted under the Plan (“Tandem SAR”). In the case of a Nonqualified Stock Option, a Tandem SAR may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, a Tandem SAR may be granted only at the time of the grant of such Stock Option. A Tandem SAR shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, subject to such provisions as the Committee may specify at grant where a Tandem SAR is granted with respect to less than the full number of shares covered by a related Stock Option. Stock Options relating to exercised Tandem SARs shall no longer be exercisable to the extent that the related Tandem SARs have been exercised. A Stock Appreciation Right may be exercised, subject to Section 6(b), in accordance with the procedures established by the Committee for such purpose and as set forth in the related Award Agreement. Upon such exercise, the Participant shall be entitled to receive an amount determined in the manner prescribed in Section 6(b).

(b)           Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(i)	The exercise price of a Tandem SAR shall be the exercise price of the related Stock Option. The exercise price of a Freestanding SAR shall be not less than one hundred percent (100%) of the Fair Market Value of the Stock on the date of grant of the Freestanding SAR.

(ii)	Stock Appreciation Rights shall be exercisable only at such time or times and to the extent provided in the related Award Agreement; provided, however, that the exercise provisions of an SAR granted in tandem with an Incentive Stock Option shall be the same as the related Option.

(iii)	Upon the exercise of a Stock Appreciation Right, the holder shall be entitled to receive an amount in cash or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock on the date of exercise, over the exercise price per share specified in the related Award Agreement multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment. When payment is to be made in Stock, the number of shares to be paid shall be calculated on the basis of the Fair Market Value of the Stock on the date of exercise.

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(iv)	Unless otherwise provided in the related Award Agreement, Stock Appreciation Rights shall not be transferable except under the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.

(v)	Upon the exercise of a Stock Appreciation Right, any related Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan on the number of shares of Stock to be issued under the Plan.

7.	Restricted Stock Awards.

(a)           Grants. The Committee may grant Restricted Stock Awards in such number as it may determine to a Participants whom the Committee may select in its sole discretion; provided, however, such grants shall be subject to any maximum aggregate number of Awards in general and shares of Restricted Stock in particular established by the Committee for grants under the Plan. A Restricted Stock Award is a grant of shares of Stock subject to those conditions, if any, set forth in the Plan and the Award Agreement.

(b)           Restricted Period. The Committee may, from time to time, establish any condition or conditions on which the Restricted Stock Award will vest and no longer be subject to forfeiture. Such conditions may include, without limitation, continued employment and/or service by the Participant for the Restricted Period specified in the Award Agreement.

(c)           Restrictions and Forfeiture. Except as otherwise provided in the Plan or the applicable Award Agreement, the Restricted Stock shall be subject to the following restrictions until the expiration or termination of the Restricted Period:

(i)	a Participant shall not be entitled to delivery of a certificate evidencing the shares of Restricted Stock until the end of the Restricted Period and the satisfaction of any and all other conditions specified in the Award Agreement applicable to such Restricted Stock; and

(ii)	none of the Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period, and until the satisfaction of any and all other conditions specified in the Award Agreement applicable to such Restricted Stock. Upon the forfeiture of any Restricted Stock, such forfeited shares shall be transferred to the Company without further acts by the Participant.

(d)           Issuance of Stock and Stock Certificate(s).

(i)	Issuance. As soon as practicable after the date of grant of a Restricted Stock Award, the Company shall cause to be issued in the name of the Participant (and held by the Company, if applicable, under this Section such number of shares of Stock as constitutes the Restricted Stock awarded under the Restricted Stock Award. Each such issuance shall be subject throughout the Restricted Period to the terms, conditions and restrictions contained in the Plan and/or the Award Agreement.

(ii)	Custody and Registration. Any issuance of Restricted Stock may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a Stock certificate or certificates. In the event any Stock certificate is issued in respect of Restricted Stock, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(e)           Shareholder Rights. Following registration in the Participant’s name, during the Restricted Period, the Participant shall have the entire beneficial interest in, and all rights and privileges of a shareholder as to, such shares of Stock covered by the Restricted Stock Award, including, but not limited to, the right to vote such shares, subject to the restrictions and forfeitures set forth herein. Notwithstanding the foregoing, all cash dividends and distributions with respect to the shares of Stock covered by the Restricted Stock Award that remain subject to restrictions shall accrue and be paid when the restrictions lapse.

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(f)            Delivery of Shares. Upon the expiration (without a forfeiture) of the Restricted Period or at such earlier time as provided under the Plan, all shares of Restricted Stock shall be released from all restrictions and forfeiture provisions hereunder, any similar restrictions and forfeiture provisions under the Award Agreement applicable to such shares and all other restrictions and forfeiture provisions of the Plan or such Award Agreement. No payment will be required from the Participant upon the delivery of any shares of Restricted Stock, except that any amount necessary to satisfy applicable Federal, state or local tax requirements shall be paid by the Participant in accordance with the requirements of the Plan.

8.	Restricted Stock Unit Awards.

(a)           Grants. The Committee may grant Restricted Stock Unit Awards to such Participants as the Committee may select in its sole discretion; provided, however, such grants shall be subject to any maximum aggregate number of Awards in general and Restricted Stock Unit Awards in particular established by the Committee for grants under the Plan.

(b)           Vesting of Restricted Stock Unit Awards. Restricted Stock Units shall become vested as set forth in the applicable Award Agreement unless otherwise described in the Plan.

(c)           Settlement of Restricted Stock Unit Awards. Upon vesting of a Restricted Stock Unit Award, the recipient shall receive the number of shares of Stock (which may be Restricted Stock) specified in the Restricted Stock Unit Award, an amount payable in cash determined by multiplying the number of Restricted Stock Units by the Fair Market Value of one share of Stock as of the vesting date, or a combination thereof, as specified by the Committee in the Award Agreement.

(d)           Time of Payment/Issuance of Shares. Amounts payable and/or shares to be issued in connection with a Restricted Stock Unit shall be paid and/or issued to the recipient, as determined by the Committee and as set forth in the applicable Award Agreement or in accordance with such rules, regulations and procedures as may be adopted by the Committee but in no event later than two and one-half (2-1/2) months following the end of the calendar year in which a restriction lapses or a vesting condition is met.

9.	Performance Awards.

(a)           General. An Award described in Section 7 or 8 may take the form of a Performance Shares or Performance Units to the extent that the Committee makes it subject to the achievement of one or more Performance Goals during one or more performance periods, as described in this Section 9.

(b)           Award Agreements.

(i)	Terms of Performance Awards. Prior to or as soon as administratively feasible after the first day of each Performance Period, the Committee shall establish in writing the terms of the Performance Shares or Performance Units, including, without limitation, the applicable Performance Goals, the performance levels for the first Performance Period, the nature of the Award (e.g., Performance Shares, Performance Units, or a combination thereof), and the Performance Period(s). Thereafter, the Committee shall establish the applicable Performance Goals for each of the subsequent Performance Periods prior to, or as soon as practicable after the beginning of, each such Performance Period. The terms of the Award established by the Committee pursuant to this Section shall in each case be subject to adjustment as determined by the Committee in its discretion as a result of changes in accounting principles and other significant extraordinary items or events.

(ii)	Issuance of Award Agreements for Performance Awards. An Award Agreement shall be provided to each person to whom an Award of Performance Shares or Performance Units is granted as promptly as practicable after such grant. After the Committee establishes the Performance Goals and performance levels applicable to a Performance Period, the Company will notify the recipient in writing of such Performance Goals and levels.

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(c)           Determination of Performance Goal Achievement and Settlement of Performance Awards. As soon as administratively feasible after the end of each Performance Period, the Committee shall determine whether the Performance Goals have been achieved for such Performance Period, and the level of such achievement. Upon such determination, the Participant will have credited to his or her account a number of Performance Shares and/or Performance Units for such Performance Period based on the Committee’s determination of Performance Goal and level achievement as set forth in the Award Agreement. Any Performance Shares and/or Performance Units credited in accordance with this Section 9 shall remain subject to restrictions until the end of the Performance Period (or as otherwise described in the Award Agreement), unless the lapse of such restrictions is accelerated as set forth in the Award Agreement or in Section 11. At the end of such period, any Performance Units credited to the recipient’s account will be settled in shares of common stock, cash or a combination thereof, as determined by the Committee and as set forth in the Award Agreement.

(d)           Continued Eligibility for and Forfeiture of Performance Awards. Except as provided in Section 11, an Award Agreement, or an agreement with the Company, a Parent, a Subsidiary or an Affiliate providing for severance benefits, each Participant who receives an Award of Performance Shares or Performance Units must remain continuously employed by, or in the service of (as applicable), the Company, Parent, Subsidiary or Affiliate from the date he or she receives such Award until the last day of the Performance Period (or such other period set forth in the Award Agreement).

10.	Other Stock-Based Awards.

(a)           Administration. Other Awards of Stock or that are valued in whole or in part by reference to, or are otherwise based on, Stock (“Other Stock-Based Awards”), including, without limitation, deferred stock, bonus stock, convertible preferred stock, convertible debentures, or exchangeable securities, may be granted either alone or in addition to or in tandem with Stock Options or Stock Appreciation Rights granted under the Plan.

Subject to the provisions of the Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Stock upon the completion of a specified performance period.

The provisions of Other Stock-Based Awards need not be the same with respect to each recipient.

(b)           Terms and Conditions. Unless otherwise provided in the related Award Agreement, Stock subject to Awards made under this Section 10 may not be sold, assigned, transferred, pledged, or otherwise encumbered prior to the date on which the Stock is issued or, if later, the date on which any applicable restriction, performance, or deferral period lapses.

The Participant shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the Stock covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Stock or otherwise reinvested.

Any Award under this Section 10 and any Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion.

In the event of the Participant’s retirement, Disability, or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining limitations imposed with respect to any or all of an Award under this Section 10.

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Each Award under this Section 10 shall be confirmed by, and subject to the terms of, an Award Agreement or other instrument entered into by the Company and the Participant.

Stock (including securities convertible into Stock) issued on a bonus basis under this Section 10 may be issued for no cash consideration. The purchase price of any Stock (including securities convertible into Stock) subject to a purchase right awarded under this Section 10 shall be at least 85% of the Fair Market Value of the Stock on the date of grant.

11.	Change in Control Provisions.

(a)           Impact of Event. Any Award granted under the Plan shall become fully exercisable and vested in the event of a termination of employment in connection with a “Change in Control.” A termination of employment in connection with a Change in Control is a termination of employment (without Cause by the Company or for Good Reason by the Participant) within twenty four (24) months following a Change in Control where the Plan is assumed by the successor corporation or the Company is the surviving entity and the Plan continues. In the event of a Change in Control where the Plan is not assumed by the successor corporation, any Award granted under the Plan shall become fully exercisable and vested as of the time of the Change in Control, except to the extent of any waiver by the Participant.

(b)           Definition of “Change in Control.” For purposes of Section 11(a), a “Change in Control” means the happening of any of the following:

(i)	A majority of the directors of the Company shall be persons other than persons

(A)	For whose election proxies shall have been solicited by the Board, or

(B)	Who are then serving as directors appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships,

(ii)	30% or more of the outstanding voting stock of the Company is acquired or beneficially owned (as defined in Rule 13d-3 under the Exchange Act or any successor rule thereto) by any person (other than the Company or a subsidiary of the Company) or group of persons acting in concert (other than the acquisition and beneficial ownership by a parent corporation or its wholly-owned subsidiaries, as long as they remain wholly-owned subsidiaries, of 100% of the outstanding voting stock of the Company as a result of a merger which complies with paragraph (iii)(A)(2) hereof in all respects), or

(iii)	The consummation of:

(A)	A merger or consolidation of the Company with or into another corporation other than

(1)	a merger or consolidation with a subsidiary of the Company or

(2)	a merger in which

(a)	the Company is the surviving corporation,

(b)	no outstanding voting stock of the Company (other than fractional shares) held by shareholders immediately prior to the merger is converted into cash, securities, or other property (except (i) voting stock of a parent corporation owning directly, or indirectly through wholly owned subsidiaries, both beneficially and of record 100% of the voting stock of the Company immediately after the merger and (ii) cash upon the exercise by holders of voting stock of the Company of statutory dissenters’ rights),

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(c)	the persons who were the beneficial owners, respectively, of the outstanding common stock and outstanding voting stock of the Company immediately prior to such merger beneficially own, directly or indirectly, immediately after the merger, more than 70% of, respectively, the then outstanding common stock and the then outstanding voting stock of the surviving corporation or its parent corporation, and

(d)	if voting stock of the parent corporation is exchanged for voting stock of the Company in the merger, all holders of any class or series of voting stock of the Company immediately prior to the merger have the right to receive substantially the same per share consideration in exchange for their voting stock of the Company as all other holders of such class or series,

(B)	An exchange, pursuant to a statutory exchange of shares of voting stock of the Company held by shareholders of the Company immediately prior to the exchange, shares of one or more classes or series of voting stock of the Company for cash, securities, or other property,

(C)	The sale or other disposition of all or substantially all of the assets of the Company (in one transaction or a series of transactions), or

(D)	The liquidation or dissolution of the Company.

Notwithstanding the foregoing, a Change in Control will not be deemed to occur solely because a person acquired beneficial ownership of more than the permitted amount of the then outstanding shares or voting stock as a result of the acquisition of shares Stock or voting stock by the Company which, by reducing the number of shares of Stock or voting stock then outstanding, increases the proportional number of shares beneficially owned by the person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of shares or voting stock by the Company, and after such share acquisition by the Company, the person becomes the beneficial owner of any additional shares of Stock voting stock which increases the percentage of the then outstanding shares of Stock or voting stock beneficially owned by the person, then a Change of Control will occur.

In addition, a transaction is only a Change in Control if it qualifies as a Change in Control for purposes of Section 409A of the Code.

12.	Amendments and Termination.

The Board may amend, alter, discontinue, or terminate the Plan, or any portion thereof, but no amendment, alteration, or discontinuation shall be made which would impair the vested rights of a Participant under any Award theretofore granted without the Participant’s consent or which, without the approval of the Company’s shareholders, would:

(a)           except as expressly provided in the Plan, increase the total number of shares reserved for the purpose of the Plan;

(b)           authorize an increase in the total number of shares reserved for issuance upon exercise of Incentive Stock Options;

(c)           decrease the exercise price of any Stock Option to less than one hundred percent (100%) of the Fair Market Value on the date of grant;

(d)           change the class of Participants eligible to participate in the Plan;

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(e)           extend the maximum exercise period under Section 5(i) of the Plan; or

(f)            extend the term of the Plan under Section 16.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the vested rights of any holder without the holder’s consent. The Committee may not substitute new Stock Options for previously granted Stock Options (on a one-for-one or other basis), including previously granted Stock Options having higher exercise prices, purchase or cancel Stock Options at a time when its exercise price exceeds Fair Market Value in exchange for cash, another Award or other equity of the Company, or take any other action that is considered a “repricing” for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the shares of stock are listed or quoted, without the requisite prior affirmative approval of the Company’s shareholders.

Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

13.	Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to Awards hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

14.	General Provisions.

(a)           The Committee may require each person purchasing shares pursuant to a Stock Option or receiving shares pursuant to any other Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any over-the-counter market on which the Stock is quoted, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b)           The Committee may at any time offer to buy out for a payment in cash or Stock an Award previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

(c)           Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(d)           Neither the adoption of the Plan nor the grant of any Award hereunder shall confer upon any employee of the Company or any Subsidiary, Parent, or Affiliate any right to continued employment or service with the Company or a Subsidiary, Parent, or Affiliate, as the case may be, or interfere in any way with the right of the Company or a Subsidiary, Parent, or Affiliate to terminate the employment of any of its employees at any time or to discontinue the receipt of service by non-employees.

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(e)           No later than the date as of which an amount first becomes includable in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and any Subsidiary, Parent, or Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. If so provided in the related Award Agreement, a Participant may authorize the withholding of shares of Stock otherwise deliverable upon exercise of a Stock Option or the grant or vesting of an Award to satisfy any tax obligations arising from such exercise, grant, or vesting.

(f)            The actual or deemed reinvestment of dividends or dividend equivalents in additional Stock at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Plan Awards). Notwithstanding any provision of this Plan to the contrary, dividends and dividend equivalents on Awards shall accrue and only be paid to the extent that the Award becomes vested.

(g)           To the extent that federal laws (such as the Code, the Exchange Act, or the Employee Retirement Income Security Act of 1974) do not otherwise control, the Plan and all Awards made and actions taken hereunder shall be governed by and construed in accordance with the laws of the State of Minnesota.

(h)           Unless otherwise provided in the related Award Agreement, no rights granted hereunder may be assigned, transferred, pledged, or hypothecated, other than by will or the laws of descent and distribution. Any attempted assignment, transfer, pledge, hypothecation, or other disposition or levy of attachment or similar process upon any such right by means other than conveyance through will or the laws of descent and distribution will be null and void without effect. Only the Participant may exercise awards during the Participant’s lifetime.

(i)            If any term, provision, or portion of the Plan or any Award granted hereunder shall be deemed unenforceable or in violation of applicable law, such term, provision, or portion of the Plan or the Award shall be deemed severable from all other terms, provisions, or portions of the Plan or the Award or any other Awards granted hereunder, which shall otherwise continue in full force and effect.

15.	Effective Date of Plan.

The Plan shall be effective upon its adoption by the Board as of January 6, 2023, subject to the approval of the Plan by the Company’s shareholders at the annual meeting of shareholders next following such date (the date of such meeting and approval, the “Effective Date”). Any grants made under the Plan prior to the Effective Date shall be effective when made (unless otherwise specified by the Committee at the time of grant), but shall be conditioned on, and subject to, approval of the Plan by the Company’s shareholders.

16.	Term of Plan.

No Award shall be granted under the Plan on or after the earlier of: (a) the tenth (10th) anniversary of the Effective Date or (b) the date on which all of the Stock reserved under Section 3 of the Plan has been issued or is no longer available for use under the Plan.

No Incentive Stock Option shall be granted pursuant to the Plan on or after the term of the Plan, but Incentive Stock Options granted prior to the term may extend beyond that date. All other Awards may be granted at any time and for any period unless otherwise provided by the Plan.

17.	Forfeiture and Recoupment.

(a)           Without limiting in any way the generality of the Committee’s power to specify any terms and conditions of an Award consistent with law, the Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award, including any payment or Stock received upon exercise or in satisfaction of the Award under the Plan shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions, without limit as to time. Such events shall include, but shall not be limited to, failure to accept the terms of the Award Agreement, termination of service under certain or all circumstances, violation of material Company policies, misstatement of financial or other material information about the Company, fraud, misconduct, breach of noncompetition, confidentiality, nonsolicitation, noninterference, corporate property protection, or other agreement that may apply to the Participant, or other conduct by the Participant that the Committee determines is detrimental to the business or reputation of the Company or any Subsidiary, Parent or Affiliate, including facts and circumstances discovered after termination of service.

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(b)           The Company shall require the Chief Executive Officer and Chief Financial Officer of the Company to disgorge bonuses, other incentive- or equity-based compensation, and profits on the sale of Stock received within the 12-month period following the public release of financial information if there is a restatement of such financial information because of material noncompliance, due to misconduct, with financial reporting requirements under the federal securities laws. In no event shall the amount to be recovered by the Company be less than the amount required to be repaid or recovered as a matter of law. The operation of this subsection (b) shall be in accordance with the provisions of Section 302 of Sarbanes-Oxley Act and any applicable guidance.

(c)           The Company shall require each current and former executive officer to disgorge bonuses, other incentive- or equity-based compensation received within 36-month period prior to the public release of the restatement of financial information due to material noncompliance with the financial reporting requirements under the federal securities laws. The amount to be recovered shall be the percentage of incentive compensation, including equity awards, in excess of what would have been paid without the restated results. The operation of this subsection (c) shall be in accordance with the provisions of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any applicable guidance.

(d)           The Committee shall determine, as late as the time of the recoupment, regardless of whether such method is stated in the Award Agreement, whether the Company shall effect any such recoupment: (i) by seeking repayment from the Participant; (ii) by reducing (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement) the amount that would otherwise be payable to the Participant under any compensatory plan, program or arrangement maintained by the Company or any of its affiliates; (iii) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Company’s otherwise applicable compensation practices; (iv) by a holdback or escrow (before or after taxation) of part or all of the Stock, payment or property received upon exercise or satisfaction of the Award; or (v) by any combination of the foregoing.

_________________________________________________

Board Approved: January 6, 2023

Board Amended: January 23, 2023

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